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EXHIBIT 10.1

               PETROLEUM PROSPECTING LICENCE 38312
                       LICENCE ENDORSEMENT

Licence   PPL 38312

Action    In terms of section 10 of the Petroleum Act 1937, the
Secretary of Commerce, acing under delegated authority form the Minister of Energy of 3 May 1991 has agreed to amend the Second
Schedule work programme.

Date 19 August 1997

Details   The Secretary of Commerce has agreed to amend the
Second Schedule work programme whereby the attached work programme is adopted for the remainder of the term of the licence.

Certified true and correct.

/s/ C. T. Bennett
C. T. Bennett for Unit Manager-Permitting
25/8/1997